                                                                      EXHIBIT 21

           LIST OF SUBSIDIARIES OF ZANART ENTERTAINMENT INCORPORATED

                       NAME OF SUBSIDIARY                          JURISDICTION OF INCORPORATION
- -----------------------------------------------------------------  -----------------------------
Contincare Corporation...........................................             Florida